UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2020

THE SINGING MACHINE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24968	95-3795478
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL 33309

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code (954) 596-1000

Copies to:

Gary Atkinson

Chief Executive Officer

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

954-596-1000 (phone)

954-596-2000 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	SMDM	OTCQX

Item 8.01 Other Events

The Singing Machine Company, Inc. (the “Company”) is unable to file its Annual Report on Form 10-K for the fiscal year ended March 31, 2020 (the “Form 10-K”) within the prescribed time period without unreasonable effort or expense.

On March 4, 2020, the Securities and Exchange Commission (“SEC”) issued an order (the “Order”) under the Exchange Act of 1934 (the “Exchange Act”) extending the deadlines for filing certain reports made under the Exchange Act, including annual reports on Form 10-K, for registrants subject to the reporting obligations under the Exchange Act that have been particularly impacted by the coronavirus disease 2019 (“COVID-19”) and which reports have filing deadlines between March 1 and July 1, 2020. The “Company is relying on the Order with respect to its Annual Report on Form 10-K for the fiscal year ended March 31, 2020 which was due to be filed with the SEC on or before June 30, 2020.

The Company is relying on the Order due to the suspension of access to in-person operations and other financial and operational concerns associated with or caused by COVID-19. The Company anticipates that it will be able to file its Annual Report on Form 10-K for the year ended March 31, 2020 on or before August 14, 2020.

In addition, the Company will be supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended March 31, 2019, in its Form 10-K filing for the year ended March 31, 2020 with the following risk factor, subject to adjustments reflecting any change in circumstances as of the filing date:

“The COVID-19 pandemic has affected our business in many different ways, and may amplify the risks and uncertainties facing our business and their potential impact on our financial position, results of operations, and cash flows.”

The COVID-19 pandemic has significantly affected U.S. consumer shopping patterns and caused the health of the U.S. economy to deteriorate. We cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact on our business and our financial results. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations, financial condition, and liquidity may be materially and adversely affected as a result of prolonged disruptions in consumer spending, a lack of demand for our products, forced retail store closures and other factors that we cannot foresee. The extent to which COVID-19 will impact our business and our financial results will depend on future developments which are highly uncertain and cannot be predicted.

“Our supply chain may be materially adversely impacted due to the COVID-19 pandemic.”

We rely upon the facilities of our third-party manufacturers in China to manufacture our products and export our products throughout the world. The pandemic has resulted in significant governmental measures being implemented to control the spread of the virus, including, among others, restrictions on manufacturing and the movement of employees in many regions of China. If the outbreak of COVID-19 is not effectively controlled, our third-party manufacturers may not have the materials, capacity, or capability to manufacture our products according to our schedule and specifications. If our third-party manufacturers’ operations are curtailed, we may need to seek alternate manufacturing sources, which may be more expensive and cause significant delays in procurement. At the current moment, restrictions have been eased and our third-party manufacturers in China are able to operate normally, however we are unable to predict future supply chain disruptions should the pandemic continue. If the pandemic continues uncontrolled, the impact on our supply chain in China may have a material adverse effect on our results of operations and cash flows. The COVID-19 outbreak could also delay our release or delivery of new or product offerings or require us to make unexpected changes to such offerings, which may materially adversely affect our business and operating results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SINGING MACHINE, COMPANY, INC.

Date: June 26, 2020	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer